EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

THIRD QUARTER FISCAL 2013 EARNINGS CONFERENCE CALL

ON OCTOBER 23, 2013

Calabasas Hills, CA – October 9, 2013 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release third quarter fiscal 2013 financial results after the market close on Wednesday, October 23, 2013.  The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q3 2013 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through November 23, 2013.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 177 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 165 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, three The Cheesecake Factory® restaurants operate under a licensing agreement.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  To learn more about the Company, visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100